EXHIBIT 23.1

                      [JAMES MOORE & CO,, P.L. LETTERHEAD]


      We consent to the use of our report dated September 18, 1997 and to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Success Development International, Inc.



                                                               James Moore & Co.
Holly Hill, Florida
December 15, 1997


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